Exhibit 99.1

Catalyst Pharmaceuticals, Inc. Announces Proposed Public Offering of Common Stock

CORAL GABLES, FL, January 4, 2024 — Catalyst Pharmaceuticals, Inc. (“Catalyst” or the “Company”) (Nasdaq: CPRX) announced today that it has commenced an underwritten public offering of $150,000,000 of its common stock. Catalyst also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering, at the public offering price, less underwriting discounts. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering. All of the shares in the offering are being sold by Catalyst.

BofA Securities, Citigroup, Piper Sandler & Co., Cantor, and Truist Securities are acting as bookrunners for the offering. Oppenheimer & Co. is acting as co-manager for the offering.

Catalyst plans to use the net proceeds from the offering: (i) to fund the potential acquisition of new product candidates, and (ii) for general corporate purposes.

This offering is being made pursuant to an automatic shelf registration statement (including a prospectus) filed by Catalyst with the Securities and Exchange Commission (“SEC”) on September 8, 2023. The proposed offering will be made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, or by email at dg.prospectus_requests@bofa.com; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (800) 831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Catalyst Pharmaceuticals

With exceptional patient focus, Catalyst is committed to developing and commercializing innovative first-in-class medicines that address rare neurological and epileptic diseases. Catalyst’s flagship U.S. commercial product is FIRDAPSE® (amifampridine) Tablets 10 mg, approved for the treatment of Lambert Eaton myasthenic syndrome (“LEMS”) for adults and for children ages six to seventeen. In January 2023, Catalyst acquired the U.S. commercial rights to FYCOMPA® (perampanel) CIII, a prescription medicine approved in people with epilepsy aged four and older alone or with other medicines to treat partial-onset seizures with or without secondarily generalized seizures and with other medicines to treat primary generalized tonic-clonic seizures for people with epilepsy aged 12 and older. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE for the treatment of adult patients in Canada with LEMS. Finally, on July 18, 2023, Catalyst acquired an exclusive license for North America for AGAMREE® (vamorolone) oral suspension 40 mg/mL, a novel corticosteroid treatment for Duchenne Muscular Dystrophy. AGAMREE previously received FDA Orphan Drug and Fast Track designations and was approved by the FDA for commercialization in the U.S. on October 26, 2023.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These include statements regarding Catalyst’s expectations, beliefs, plans or objectives regarding the completion, timing and size of the proposed public offering and the intended use of net proceeds therefrom. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2022 and its other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Relations Contact:

Mary Coleman, Catalyst Pharmaceuticals

(305) 420-3200

mcoleman@catalystpharma.com

Media Contact:

David Schull, Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com